                                                                    EXHIBIT 20.1

                         NovaStar Home Equity Loan Trust
                  NovaStar Home Equity Loan Asset-Backed Notes
                                  Series 1998-1

                             Statement To Bondholder

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                                                    DISTRIBUTIONS IN DOLLARS
                             PRIOR                                                         CUMULATIVE                CURRENT
            ORIGINAL       PRINCIPAL                                              REALIZED  REALIZED   DEFERRED     PRINCIPAL
   CLASS   FACE VALUE       BALANCE       INTEREST     PRINCIPAL      TOTAL        LOSSES    LOSSES    INTEREST      BALANCE
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
BONDS   300,000,000.00  295,298,444.00  1,409,127.26  3,530,691.50  4,939,818.77    0.00      0.00       0.00     291,767,752.50

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TOTALS  300,000,000.00  295,298,444.00  1,409,127.26  3,530,691.50  4,939,818.77    0.00       0.00      0.00     291,767,752.50
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Maximum Bond Interest Rate                                                                                       13.50000%
Available Funds Interest Rate                                                                                     8.90940%
Bond Interest Rate                                                                                                5.72625%




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                                  FACTOR INFORMATION PER $1000 OF ORIGINAL FACE                             PASS-THROUGH
                              PRIOR                                                       CURRENT              RATES
                            PRINCIPAL                                                    PRINCIPAL
   CLASS          CUSIP      BALANCE     INTEREST         PRINCIPAL           TOTAL       BALANCE      CURRENT         NEXT
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
   BONDS        66987XAA3    984.33      4.697091         11.768972          16.466063      972.56    5.726250%      5.726250%




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SELLER:                                            NOVASTAR FINANCIAL, INC.
SERVICER:                                       NOVASTAR MORTGAGE CORPORATION
RECORD DATE:                                            June 30, 1998
DISTRIBUTION DATE:                                      July 27, 1998
--------------------------------------------------------------------------------

                         NovaStar Home Equity Loan Trust
                  NovaStar Home Equity Loan Asset-Backed Notes
                                  Series 1998-1

                             Statement To Bondholder

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Distribution Date:            July 27, 1998
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
-------------------------------------------------------------------------
Aggregate Collections From the Mortgage Loans
-------------------------------------------------------------------------

Total Collection on Pool                               5,107,320.30
Total Servicer Advances                                        0.00
Total Compensating Interest                                    0.00
-------------------------------------------------------------------------


Available Funds Cap Carry-Forward Amount                                                                             0.00
Aggregate Unpaid Available Funds Cap Carry-Forward Amount                                                            0.00

Current Period Insured Payments Paid by Insurer                                                                      0.00
Aggregate Unreimbursed Insured Amounts Payable to Insurer                                                            0.00

Aggregate Beginning Principal Balance of Mortgage Loans                                                    299,868,203.48
Aggregate Ending Principal Balance of Mortgage Loans                                                       297,329,663.83

Required Subordination Amount                                                                               15,454,546.00
Current Subordination Amount                                                                                 5,561,911.33
Subordination Increase Amount                                                                                  949,575.23
Subordination Reduction Amount                                                                                       0.00
Net Monthly Excess Cashflow                                                                                          0.00
Unpaid Accrued Interest                                                                                              0.00
Current Realized Loss on Mortgage Loans                                                                              0.00
Aggregate Realized Loss on Mortgage Loans                                                                            0.00

Weighted Average Net Mortgage Rate                                                                             9.44595857%


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DELINQUENCY            DELINQUENT        DELINQUENT       DELINQUENT          LOANS IN           REO
INFORMATION            30-59 DAYS        60-89 DAYS        90 + DAYS        FORECLOSURE       PROPERTY
---------------------------------------------------------------------------------------------------------

PRINCIPAL BALANCE    3,221,862.52     1,871,262.22      2,006,626.36       2,312,769.01          0.00
NUMBER OF LOANS                30               18                15                 20             0
---------------------------------------------------------------------------------------------------------


-----------------------------------------------------------------
REPURCHASE                         Current         Cumulative
INFORMATION                        Period           History
-----------------------------------------------------------------

PRINCIPAL BALANCE                          0.00             0.00
NUMBER OF LOANS                               0                0
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Cumulative Loss Percentage                                                                                           0.00000%
Delinquency Percentage                                                                                               0.67488%
Rolling Delinquency Percentage                                                                                       0.27416%

Prepayment Interest Shortfalls                                                                                       0.00
Relief Act Shortfalls                                                                                                0.00


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